UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 2/28/11

STAR SCIENTIFIC, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-15324	52-1402131
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4470 Cox Road Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 527-1970

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Since February 28, 2011, Star Scientific, Inc. (the “Company”), has raised gross proceeds of $11,000,000 through the issue and sale of its securities in private placement transactions with Jonnie R. Williams, the Company’s Chief Executive Officer, and several of the Company’s long-term investors.

On February 28, 2011, the Company entered into a Securities Purchase and Registration Rights Agreement (the “February 28 Agreement”) with an accredited investor who held previously issued warrants (the “Warrant Holder”) for 2,000,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $1.00 per share (the “Prior Warrant”).

Pursuant to the February 28 Agreement, in order to induce the Warrant Holder to immediately exercise the Prior Warrant, the Company agreed to grant the Warrant Holder a new warrant with an exercise price of $2.00 per share for the same amount of shares of Common Stock as the Prior Warrant (the “New Warrant”) in exchange for the Warrant Holder’s immediate and full exercise of the Prior Warrant whereby the Warrant Holder purchased 2,000,000 shares of Common Stock for gross proceeds to the Company of $2,000,000 (collectively, the “February 28 Offering”). The New Warrant is exercisable immediately into an aggregate of 2,000,000 shares of Common Stock and expires on February 28, 2016. Additionally, the February 28 Agreement grants the Warrant Holder certain customary resale registration rights with respect to the shares Common Stock underlying the New Warrant.

Additionally, on March 4, 2011, the Company entered into a Securities Purchase and Registration Rights Agreement (the “March 4 Agreement”) with certain accredited investors (the “March 4 Investors”), including Jonnie R. Williams, a member of the Company's Board of Directors and the Company's Chief Executive Officer, to sell 4,856,730 shares of Common Stock (the “March 4 Shares”), at $1.84 per share and warrants to purchase an aggregate of 4,856,730 shares of Common Stock at an exercise price of $2.00 per share (the “Warrants”) (collectively, the “March 4 Offering”). In addition to purchasing his respective shares of Common Stock for $1.84 per share, Mr. Williams also paid the Company $0.125 per Warrant purchased in the March 4 Offering. The March 4 Offering resulted in gross proceeds to the Company of $9,000,000. The Warrants are first exercisable on September 4, 2011 and expire on September 4, 2016. Additionally, the March 4 Agreement granted the March 4 Investors certain customary resale registration rights with respect to the March 4 Shares and shares of Common Stock underlying the Warrants.

The offerings referred to above were made only to accredited investors, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. The Company relied on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and the rules and regulations promulgated thereunder.

The Common Stock is traded on the Nasdaq Global Market under the symbol “CIGX”. On March 3, 2011, the last reported sale price of the Common Stock was $1.84 per share.

The foregoing summary of each of the February 28 Agreement and March 4 Agreement is qualified in its entirety by reference to the full text of the February 28 Agreement and March 4 Agreement, copies of which is attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into each of Items 1.01. and 3.02 hereof.

Item 3.02 Unregistered Sale of Equity Securities.

The contents of Item 1.01 of the Current Report on Form 8-K are incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Securities Purchase and Registration Rights Agreement, dated February 28, 2011, by and between Star Scientific, Inc. and the Investor party thereto, including the form of Warrant attached as Exhibit A thereon.

10.2	Securities Purchase and Registration Rights Agreement, dated March 4, 2010, between Star Scientific, Inc. and the several Investors party thereto, including the form of Warrant attached as Exhibit A thereon.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.
Date: March 4, 2011	By:	/s/ Paul L. Perito
Paul L. Perito
Chairman of the Board, President and Chief Operating Officer